Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2023 relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of eXp World Holdings, Inc. for the year ended December 31, 2022. San Francisco, California December 11, 2023 Deloitte & Touche LLP 555 Mission Street Suite 1400 San Francisco, CA 94105 USA Tel: +1 415 783 4000 Fax: +1 415 783 4329 www.deloitte.com